Registration No.



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933



                       FOREST LABORATORIES, INC.
          (Exact Name of Issuer as specified in its Charter)

          DELAWARE                                   11-1798614
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                           909 THIRD AVENUE
                       NEW YORK, NEW YORK  10022
               (Address of principal executive offices)


                        2000 STOCK OPTION PLAN

                       (Full title of the plan)

                            JOHN E. EGGERS
                        VICE PRESIDENT-FINANCE &
                        CHIEF FINANCIAL OFFICER
                       FOREST LABORATORIES, INC.
                           909 THIRD AVENUE
                       NEW YORK, NEW YORK 10022
               (Name and address for agent for service)

                            (212) 421-7850
      Telephone Number, including area code, of agent for service

                    CALCULATION OF REGISTATION FEE
=============================================================================
  Title of       Amount to         Proposed        Proposed       Amount of
  Securities         be             Maximum         Maximum      Registration
  to be         Registered        Price Per       Aggregate         Fee
  registered        (1)           Share(2)(3)      Offering
                                                Price(2)(3)
-----------------------------------------------------------------------------
  Common Stock  4,000,000 shares    $128.656    $514,624,000      $135,861

=============================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933,this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on October 20, 2000.

(3) Estimated solely for the purpose of calculating the registration fee.


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                 (a) The Annual Report of Forest
            Laboratories, Inc. (the "Company") for the fiscal year ended March 31, 2000 filed pursuant to Section 13(a) of the Securities
            Exchange Act of 1934.

                 (b)  All other reports of the
            Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended
            March 31, 2000.

                 (c)  The description of the
            Company's Common Stock contained in the
            Registration Statement on Form 8-A filed with the Securities Exchange Commission on
            September 28, 1999.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Paragraph TWELFTH of the Company's Certificate of
Incorporation contains the following provisions with respect to indemnification and certain limitations on liability of directors and officers:

                 "TWELFTH: (a) The Corporation shall
            indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

                  (b) No person serving as a director of
                  the Corporation shall be liable to the
                  Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                  (iii) under section 174 of the Delaware
                  General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

Exhibit No. Exhibit
----------- -------
3.1 Amended and Restated By-Laws of the Company, as amended on September 30, 1994. (Incorporated herein by reference to Exhibit 2 to the Company's Current Report on Form 8-K, filed on October 11, 1994.)

4.1 Relevant portion of the Company's Certificate of Incorporation, as amended, defining the rights of holders of the Company's Common Stock. (Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 33-7633, filed on November 30, 1990.)

5.1 Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP as to the legality of the securities issued under the 2000 Plan.

24.1 Consent of BDO Seidman, LLP, independent certified public accountants to the Company.

24.2 Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Company - contained in Exhibit 5.1.

28.1 The 2000 Stock Option Plan, approved by Stockholders on August 14, 2000. (Incorporated herein by reference to Exhibit A to the Company's Proxy Statement relating to its 2000 Annual Meeting of Stockholders.)

ITEM 9.     UNDERTAKINGS.

            (a)  The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Company certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 23rd day of October, 2000.


                                     FOREST LABORATORIES, INC.


                                     By: /s/Howard Solomon
                                         ---------------------------
                                         Howard Solomon,
                                         Chairman of the Board,
                                         Chief Executive
                                         Officer and Director


                           POWER OF ATTORNEY


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Solomon and Kenneth E. Goodman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                       DATE
     ---------                     -----                       ----

PRINCIPAL EXECUTIVE OFFICER:

/s/Howard Solomon             Chairman of the Board,      October 23, 2000
--------------------------    Chief Executive
Howard Solomon                Officer and Director



PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/John E. Eggers             Vice President-Finance      October 23, 2000
-------------------------     and Chief Financial
John E. Eggers                Officer



DIRECTORS:

/s/Kenneth E. Goodman         President, Chief            October 23, 2000
-------------------------     Operating Officer
Kenneth E. Goodman            and Director



/s/George S. Cohan            Director                    October 23, 2000
-------------------------
George S. Cohan


/s/William J. Candee          Director                    October 23, 2000
-------------------------
William J. Candee


/s/Dan L. Goldwasser          Director                    October 23, 2000
-------------------------
Dan L. Goldwasser


/s/Lester B. Salans, M.D.     Director                    October 23, 2000
-------------------------
Lester B. Salans, M.D.


/s/Phillip M. Satow          Director                     October 23, 2000
-------------------------
Phillip M. Satow

                                EXHIBIT INDEX


Exhibit                                                    Consecutively
Number         Exhibit                                     Numbered Page
------------------------------------------------------------------------
 5.1           Opinion of Dornbush Mensch Mandelstam        II-8
               & Schaeffer, LLP, including consent of
               such counsel.


24.1           Consent of BDO Seidman, LLP.                 II-9

                                                             EXHIBIT 5.1
              DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP
                           747 THIRD AVENUE
                       NEW YORK, NEW YORK, 10017



                                          October 23, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:  Forest Laboratories, Inc.
                 Registration Statement on Form S-8
                 ----------------------------------
Gentlemen:

   We have been requested by Forest Laboratories, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 4,000,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), offered on behalf of the Company (the "Shares") in connection with the 2000 Stock Option Plan.
   In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, as amended to date, the 2000 Stock Option Plan, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.
   Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.
   We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.
   We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                         Very truly yours,


                        /s/DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP
                           -------------------------------------------
                           DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP

                                                   EXHIBIT 24.1




                    CONSENT OF INDEPENDENT AUDITORS



       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated May 1, 2000, relating to the consolidated financial statements and schedule of Forest Laboratories, Inc. appearing in or incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 2000.




                                     /s/BDO SEIDMAN, LLP
                                     -------------------
                                     BDO SEIDMAN, LLP



New York, New York
October 23, 2000
                                    II-9